EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Titanium Metals Corporation (the "Company") on Form 10-K for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Steven L. Watson, Vice Chairman of the Board and Chief Executive Officer of the Company, and Bruce P. Inglis, Vice President - Finance and Corporate Controller of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company




March 24, 2006


/s/ Steven L. Watson
-----------------------------------
Steven L. Watson
Vice Chairman of the Board and
   Chief Executive Officer

/s/ Bruce P. Inglis
-----------------------------------
Bruce P. Inglis
Vice President - Finance and Corporate
   Controller




Note: The certification the registrant furnishes in this exhibit is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.